SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 13, 1997

                         CUC International Inc.
          (Exact Name of Registrant as Specified in Charter)


           Delaware               1-10308           06-0918165
(State or Other Jurisdiction  (Commission       (I.R.S. Employer
  of  Incorporation)           File Number)     Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of Principal Executive Offices)                (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former Name or Former Address, if Changed Since Last Report)


ITEM 5.   Other Events

     On August 13, 1997, CUC International Inc. (the "Company") announced that it had entered into a Share Purchase Agreement dated as of August 13, 1997 (the "Purchase Agreement") with Hebdo Mag International Inc. ("Hebdo Mag"), the stockholders of Hebdo Mag, and a wholly-owned subsidiary of the Company ("CUC Acquisition Subsidiary"), pursuant to which CUC Acquisition Subsidiary agreed to acquire all of the outstanding capital stock of Hebdo Mag in exchange for the issuance of shares of CUC common stock valued at 610 million Canadian dollars (which at current exchange rates is worth approximately U.S.$440 million). The closing of such acquisition is subject to customary closing conditions, including the expiration of certain applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Investment Canada Act.

     The information set forth in the press release attached hereto as Exhibit 99 is incorporated herein by reference in its entirety.



ITEM 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

          c.  Exhibits

          99.  Press Release issued by CUC International Inc. on
               August 14, 1997.





                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                            CUC International Inc.
                            (Registrant)




Date: August 15, 1997       By: COSMO CORIGLIANO
                            Cosmo Corigliano - Senior Vice
                             President and Chief Financial Officer
                             (Principal Financial and Accounting
                             Officer)


                          EXHIBIT INDEX

Exhibit No.                                             Page No.

99             Press Release issued by
               CUC International Inc. on
               August 14, 1997